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                                                                    EXHIBIT 23.C

                       CONSENT OF HUDDLESTON & CO., INC.

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-82412, 333-59870, 333-38004, 333-77603,
333-61536, and 333-59604) and Form S-8 (File Nos. 33-51851, 333-26831,
333-78979, 333-94719, 333-52100, 333-82506, 33-51853, 33-57553, 333-26823,
333-94717, 333-46519, 333-49956, 333-75781, 333-78949, 333-78951, 333-64240,
333-64236, 333-31060) of El Paso Corporation of the reference to us and our report under the captions "Business - Natural Gas and Oil Reserves" and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2001.

                                            HUDDLESTON & CO., INC.

                                            /s/ PETER D. HUDDLESTON
                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President

Houston, Texas
March 15, 2002